UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 29, 2014, EchoStar Corporation (“EchoStar”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.
The election of R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, Anthony M. Federico, Pradman P. Kaul, Tom A. Ortolf, and C. Michael Schroeder as directors to serve until the 2015 annual meeting of shareholders or until his respective successor shall be duly elected and qualified; and

b.	Ratification of the appointment of KPMG LLP as EchoStar’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

c.
Re-approval of the material terms of the performance goals of the EchoStar Corporation 2008 Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

d.	Approval of the compensation of the named executive officers of EchoStar on a non-binding advisory basis.

The following are the final voting results for each of the four items voted on at the meeting:

Election of Directors:
	Votes
Nominee	For	Withheld	Non-Votes
R. Stanton Dodge	490,955,722	23,464,179	2,638,213
Michael T. Dugan	491,740,912	22,678,989	2,638,213
Charles W. Ergen	491,268,588	23,151,313	2,638,213
Anthony M. Federico	500,283,331	14,136,570	2,638,213
Pradman P. Kaul	487,964,457	26,455,444	2,638,213
Tom A. Ortolf	497,019,036	17,400,865	2,638,213
C. Michael Schroeder	500,307,098	14,112,803	2,638,213

Ratification of the appointment of KPMG LLP:

Votes
For	Against	Abstain

516,609,201	429,222	19,691

Re-approval of the material terms of the performance goals of the EchoStar Corporation 2008 Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended:

Votes
For	Against	Abstain	Non-Votes

499,351,541	15,049,053	19,307	2,638,213

Approval of the compensation of the named executive officers of EchoStar on a non-binding advisory basis:

Votes
For	Against	Abstain	Non-Votes

497,041,004	15,627,334	1,751,563	2,638,213

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: November 4, 2014	By:	/s/ Dean A. Manson
Executive Vice President, General Counsel and Secretary

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